           As filed with the Securities and Exchange Commission on May 6, 1997
                                                            NO. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ______________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ______________________________

                          NORRIS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)
                         ______________________________

           DELAWARE                                     NONE
(State or other jurisdiction of          (I. R. S. Employer Identification No.)
incorporation or organization)

                               12725 STOWE DRIVE
                            POWAY, CALIFORNIA 92064
               (Address of Principal Executive Office)(Zip Code)

                            CONSULTANTS' STOCK BONUS
                            (Full title of the plan)

                                ELWOOD G. NORRIS
                               12725 STOWE DRIVE
                            POWAY, CALIFORNIA 92064
                    (Name and address of agent for service)

                                 (619) 679-1504
         (Telephone number, including area code, of agent for service)
                         ______________________________

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
  TITLE OF SECURITIES TO                                 PROPOSED MAXIMUM         PROPOSED MAXIMUM
       BE REGISTERED             AMOUNT TO BE           OFFERING PRICE PER       AGGREGATE OFFERING            AMOUNT OF
                                  REGISTERED                SHARE (1)                 PRICE (1)            REGISTRATION FEE
===========================================================================================================================
 Common Stock, $.001 par
 value                              900,000                   $0.38                   $342,000                  $  107

===========================================================================================================================
         Total Fee                                                                                              $  107
===========================================================================================================================

(1) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(c). The average of the bid and asked prices for the Common Stock on May 1, 1997, as reported by NASDAQ, was $0.38.

===============================================================================

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

                 The following documents of Norris Communications, Inc., a Delaware corporation (the "Company") previously filed with the Commission are incorporated herein by reference:

                 1. Annual Report on Form 10-KSB/A for the Company's fiscal year ended March 31, 1996;

                 2. Quarterly Reports on Form 10-QSB for the fiscal quarter ended June 30, 1996;

                 3. Quarterly Reports on Form 10-QSB for the fiscal quarter ended September 30, 1996;

                 4. Quarterly Reports on Form 10-QSB for the fiscal quarter ended December 31, 1996;

                 5. Quarterly Reports on Form 10-QSB/A for the fiscal quarters ended June 30, 1995, September 30, 1995 and December 31, 1995;

                 6. Current Reports on Form 8-K dated April 8, 1996, April 12, 1996 and August 29, 1996, respectively; and

                 7. The description of the Company's Common Stock contained in the Registration Statement on Form 10 filed with the Securities and Exchange Commission on December 13, 1992 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), together with all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.          DESCRIPTION OF SECURITIES

                 The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, $.001 per share par value and 5,000,000 shares of Preferred Stock, $.001 per share par value. As of April 11, 1997, there were 23,370,008 shares of Common Stock issued and outstanding. No shares of Preferred Stock are outstanding.

Common Stock

                 Holders of shares of Common Stock are entitled to one vote per share on matters to be voted upon by the stockholders of the Company. Holders of shares of Common Stock do not have cumulative voting rights; therefore, the holder of more than 50% of the Common Stock will have the ability to elect all of the Company's directors. Holders of shares of Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of the liquidation, dissolution or winding up of the Company, in each case subject to the rights of the holders of any shares of Preferred Stock issued by the Company. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

Delaware Anti-Takeover Law

                 The Company will be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. "Business combination" includes merger, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

                 Not applicable.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Article TENTH of the Certificate of Incorporation of the Company provides:

                          "TENTH:  The corporation shall, to the fullest extent
                 legally permissible under the provisions of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice."


                 The Company's Bylaws provide that an officer, director, employee or agent of the

Company is entitled to be indemnified for the expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of any action, suit or proceeding brought against him by virtue of his acting as such officer, director, employee or agent, provided he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                 The Company has directors and officers liability insurance. The insurance policy covers liability for claims made against directors and officers for their wrongful acts involving errors, misstatements, misleading statements or acts or omissions or neglect or breach of duty, while acting in their individual or collective capacities for any matter claimed against them solely by reason of their being directors or officers of the Company. The coverage includes damages, judgment, settlements and costs of legal actions, claims or proceedings and appeals therefrom but does not include fines or penalties imposed by law for matters which may be deemed uninsurable under the law.

                 If Delaware law and California law are in conflict with regard to the Company's power or obligation to indemnify, and the issue were to be contested in Delaware and/or California, the legal outcome is unpredictable.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.          EXHIBITS.

                 See Exhibit Index appearing at sequentially numbered page 7.

ITEM 9.          UNDERTAKINGS.

                 The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 EXHIBIT INDEX


Exhibit
Number            Description
------            -----------
 5.1             Opinion of Higham, McConnell & Dunning.

10.1             Form of Fee Agreement with Mark Drozda.

10.2             Form of Fee Agreement with Robert Oxford.

10.3             Form of Fee Agreement with Kathleen Terry.

10.4             Form of Fee Agreement with Peter Gorrie.

10.5             Form of Fee Agreement with Thorpe, North and Western L.L.P.

10.6             Form of Fee Agreement with James Barnes.

10.7             Form of Fee Agreement with Carol Prior.

10.8             Form of Fee Agreement with Lorne Austring.

10.9             Form of Fee Agreement with Jim Lakdawala

23.1             Consent of Higham, McConnell & Dunning
                 (included in Exhibit 5.1).

23.2             Consent of Ernst & Young, Independent Chartered Accountants.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poway, State of California on May 2, 1997.


                                   NORRIS COMMUNICATIONS, INC.


                                   By:   /s/ Elwood G. Norris
                                      ---------------------------------------
                                      Elwood G. Norris, Chairman of the Board


                          ___________________________

                               POWER OF ATTORNEY

                 Each person whose signature to this Registration Statement appears below hereby appoints Elwood G. Norris, Robert Putnam and Alfred H. Falk, and each of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

                          ___________________________

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 NAME                                      POSITION                           DATE
 -----------                               --------                           ----
                                           Chairman of the Board, Chief       May 2, 1997
                                           Executive Officer and Director
 /s/ Elwood G. Norris
 ------------------------------
 Elwood G. Norris
                                           Chief Accounting Officer and       May 2, 1997
                                           (principal financial and
 /s/ Renee Warden                          accounting officer)
 -----------------------------
 Renee Warden



 /s/Alfred H. Falk                         President and Director             May 2, 1997
 -----------------------------
 Alfred H. Falk



 /s/ Robert Putnam                         Director                           May 2, 1997
 -----------------------------
 Robert Putnam



 /s/ Michael Joe                           Director                           May 2, 1997
 -----------------------------
 Michael Joe